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                                                                Exhibit  4 (5)
                                                                        --------

                            HAWAIIAN AIRLINES, INC.

                                AMENDMENT NO. 2

                                       TO

                            HAWAIIAN AIRLINES, INC.

                             1994 STOCK OPTION PLAN

          This Amendment No. 2 ("this Amendment") to the Hawaiian Airlines, Inc. (the "Company") 1994 Stock Option Plan (the "Plan") amends the Plan as follows, effective as of December 8, 1995:

          1. All terms used herein and not defined shall have the same meanings assigned to them in the Plan.

          2.  The first paragraph of Section 4.03 is amended as follows:

          "4.03 CORPORATE TRANSACTIONS. If the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the same number of shares of Class A Common Stock that are subject to the Option would have been entitled. A Change in Control of the Company shall cause each outstanding Option to vest immediately and thereafter remain subject to all the terms and conditions of this Plan, following such Change of Control. For purposes hereof, a "Change in Control" means the following and shall be deemed to occur if any of the following events occur:"

          3. In all other respects, the provisions of the Plan remain unchanged and in full force and effect.

          4. Pursuant to Section 2.06 of the Plan, this Amendment has been duly approved by the Board of Directors of the Company at a meeting of the Board of Directors on December 7, 1995.
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          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of January __, 1996.

                                            /s/ Bruce R. Nobles
                                            -------------------
                                            Bruce R. Nobles

                                            /s/ Frank L. Forster
                                            --------------------
                                            Frank L. Forster

                                            /s/ C.J. David Davies
                                            ---------------------
                                            C.J. David Davies

                                            /s/ Clarence K. Lyman
                                            ---------------------
                                            Clarence K. Lyman

                                            /s/ Peter W. Jenkins
                                            --------------------
                                            Peter W. Jenkins

                                            /s/ Rae A. Capps
                                            ----------------
                                            Rae A. Capps

                                            /s/ John P. Solomito
                                            --------------------
                                            John P. Solomito

                                            /s/ Alexander D. Jamile
                                            -----------------------
                                            Alexander D. Jamile

                                            /s/ Glen L. Stewart
                                            -------------------
                                            Glen L. Stewart

                                            /s/ Glenn G. Taniguchi
                                            ----------------------
                                            Glenn G. Taniguchi

                                            /s/ Michael P. Loo
                                            ------------------
                                            Michael P. Loo

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